EXHIBIT 99.01

FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

DOLCE BEVUTO, INC.

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Dolce Bevuto, Inc.

We have audited the accompanying balance sheet of Dolce Bevuto, Inc. as of December 31, 2012 and the related statement of operations, stockholders’ deficit, and cash flow for the year ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dolce Bevuto, Inc. as of December 31, 2012 and the results of its operation, stockholders’ deficit, and cash flow for year ended December 31, 2012 in conformity accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford & Company, LLC

Las Vegas, Nevada

November 01, 2013

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Dolce Bevuto, Inc.

We have audited the accompanying balance sheet of Dolce Bevuto, Inc. (the “Company”) as of December 31, 2011 and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2011. Dolce Bevuto, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dolce Bevuto, Inc. as of December 31, 2011 and the results of its operations and its cash flows for the year ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC

Henderson, Nevada

April 22, 2013

F-3

DOLCE BEVUTO, INC.

Balance Sheets

	December 31,
	2012	2011
ASSETS
Current assets:
Cash	$83,907	$26,288
Accounts receivable	50,920	78,640
Prepaid expenses	50,000	4,902
Inventory	158,611	69,763
Total current assets	343,438	179,593

Fixed assets, net of accumulated depreciation of
$2,617 and $849, respectively	10,469	4,477

Intangible assets, net of accumulated amortization of
$28,174 and $12,437, respectively	148,235	163,971
Total assets	$502,142	$348,041

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities:
Accounts payable	$203,804	$117,812
Accounts payable - related party	5,667	-
Accrued payroll - related party	445,952	200,240
Deferred revenue	75,000	182,991
Notes payable	118,750	-
Line of credit - related party	265,000	100,000
Accrued interest payable	123	-
Accrued interest payable - related party	48,181	15,187
Total current liabilities	1,162,477	616,230

Total liabilities	1,162,477	616,230

Stockholders' (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares	-	-
authorized, no shares issued and outstanding at
December 31, 2012 and 2011, respectively
Common stock, $0.001 par value, 200,000,000 shares
authorized, 164,545,762 and 58,652,628 shares issued
and outstanding at December 31, 2012 and 2011, respectively	1,644	586
Additional paid in capital	2,391,601	877,604
Accumulated (deficit)	(3,053,580)	(1,146,379)
Total stockholders' (deficit)	(660,335)	(268,189)
Total liabilities and stockholders' (deficit)	$502,142	$348,041

	The accompanying notes are an integral part of these financial statements.

F-4

DOLCE BEVUTO, INC.

Statements of Operations

	For the Years Ended
	December 31,
	2012	2011

Revenue, net	$1,258,811	$377,760
Cost of goods sold	706,513	354,243
Gross profit	552,298	23,517

Operating expenses:
Executive compensation	375,800	391,818
Stock-based compensation - executive	755,190	62,226
Stock-based compensation - professional	133,116	27,653
Contract labor	480,477	212,781
Amortization and depreciation	17,505	13,286
General and administrative	625,129	418,194
Total operating expenses	2,387,217	1,125,958

Loss from continuing operations	(1,834,919)	(1,102,441)

Other income (expense):
Interest income	1	5
Interest expense	(123)	-
Interest expense - related party	(72,160)	(17,687)
Loss on sale of asset	-	(2,400)
Total other income (expense)	(72,282)	(20,082)

Net loss	$(1,907,201)	$(1,122,523)

Net loss per share - basic and fully diluted	$(0.01)	$(0.02)
Weighted average number of shares outstanding -
basic and fully diluted	148,147,509	52,268,383

The accompanying notes are an integral part of these financial statements.

F-5

DOLCE BEVUTO, INC.

Statement of Stockholders’ (Deficit)

					Additional		Total
	Preferred Shares		Common Shares		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)

Balance, December 31, 2010	-	$-	38,725,000	$387	$45,356	$(23,856)	$21,887

Common stock issued for asset purchase	-	-	10,939,698	109	109,288	-	109,397
Common stock issued for services	-	-	8,987,930	90	89,789	-	89,879
Capital contribution, net - related party	-	-	-	-	633,171	-	633,171
Net (loss)	-	-	-	-	-	(1,122,523)	(1,122,523)
Balance, December 31, 2011	-	-	58,652,628	586	877,604	(1,146,379)	(268,189)

Common stock issued for services	-	-	88,830,634	888	887,418	-	888,306
Common stock is for debt conversion	-	-	13,000,000	130	499,870	-	500,000
Common stock issued for cash	-	-	3,900,000	39	149,961	-	150,000
Common stock issued in connection
with convertible debenture	-	-	162,500	1	6,249	-	6,250
Capital distribution, net - related party	-	-	-	-	(29,501)	-	(29,501)
Net (loss)	-	-	-	-	-	(1,907,201)	(1,907,201)
Balance, December 31, 2012	-	$-	164,545,762	$1,644	$2,391,601	$(3,053,580)	$(660,335)

The accompanying notes are an integral part of these financial statements.

F-6

DOLCE BEVUTO, INC.

Statements of Cash Flows

	For the Years Ended
	December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(1,907,201)	$(1,122,523)
Adjustments to reconcile net loss from operations to
net cash used in operating activities:
Shares issued for stock-based compensation	888,306	89,879
Depreciation and amortization	17,504	13,286
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	27,720	(78,640)
(Increase) in prepaid expenses	(45,098)	(4,902)
(Increase) in inventory	(88,848)	(69,763)
Increase in accounts payable	85,992	109,899
Increase in accounts payable - related party	5,667	-
Increase in accrued payroll	245,712	200,240
(Decrease) increase in deferred revenue	(107,991)	182,991
Increase in accrued interest payable	123	-
Increase in accrued interest payable - related party	32,994	15,187
Net cash used by operating activities	(845,120)	(664,346)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(7,760)	(5,326)
Purchase of intangible asset	-	(37,211)
Net cash used in investing activities	(7,760)	(42,537)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	100,000	-
Proceeds from notes payable - related party	710,000	100,000
Payments on notes payable - related party	(20,000)	-
Proceeds from the sale of common stock	150,000	-
Proceeds from capital contributions, net - related party	(29,501)	633,171
Net cash provided by financing activities	910,499	733,171

Net change in cash	57,619	26,288
Cash - beginning	26,288	-
Cash - ending	$83,907	$26,288

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

SUPPLEMENTAL NON-CASH DISCLOSURES:
Shares issued in connection with asset acquisition	$-	$109,397
Shares issued for debt conversion	$500,000	$-
Shares issued in connection with convertible debenture	$6,250	$-

The accompanying notes are an integral part of these financial statements.

F-7

DOLCE BEVUTO, INC.

Notes to Financial Statements

(AUDITED)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business

The Company was incorporated on December 3, 2010 (Date of Inception) under the laws of the State of California, as Dolce Bevuto, LLC. On February 8, 2013, the Company was domiciled from a California limited liability company to a Nevada corporation. As a result of conversion from a limited liability company to a corporation, the financial statements of the Company have been prepared retroactively as if the Company was a corporation as December 3, 2010.

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America, and are expressed in U.S. dollars. The Company’s fiscal year end is December 31. Currently, the Company is focused on the production and sale of NOHO, a beverage for hangover defense. The Company purchases raw materials and outsources the manufacturing to a third party.

Concentration of credit risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2012 and 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses, accounts payable, accrued expense, and notes payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

As of December 31, 2012:

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Assets
Intangible assets	$ -	$ 148,235	$ -	$ 148,235
Liabilities
Deferred revenue	-	75,000	-	75,000
Notes payable	-	118,750	-	118,750
Line of credit – related party	-	265,000	-	265,000

F-8

As of December 31, 2011:

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Assets
Intangible assets	$ -	$ 163,971	$ -	$ 163,971
Liabilities
Deferred revenue	-	182,991	-	75,000
Notes payable	-	-	-	-
Line of credit – related party	-	100,000	-	100,000

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Accounts receivable

The Company uses the allowance method to account for uncollectible accounts receivable. The allowance for doubtful accounts represents the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on specific customer information, historical write-off experience and current industry and economic data. Account balances are charged off against the allowance when the Company believes it is probable the receivable will not be recovered. Management believes that there are no concentrations of credit risk for which an allowance has not been established. Although management believes that the allowance is adequate, it is possible that the estimated amount of cash collections with respect to accounts receivable could change.

Inventory

Inventories consist of merchandise held for sale in the ordinary course of business, including cost of freight and other miscellaneous acquisition costs, and are stated at the lower of cost, or market determined on the first-in-first-out basis.  The Company records a write-down for inventories, which have become obsolete or are in excess of anticipated demand or net realizable value. The Company performs a detailed review of inventory each period that considers multiple factors including demand forecasts, market conditions, product life cycle status, product development plans and current sales levels. If future demand or market conditions for the Company’s products are less favorable than forecasted or if unforeseen changes negatively affect the utility of the Company’s inventory, it may be required to record additional write-downs, which would negatively affect gross margins in the period when the write-downs are recorded. If actual market conditions are more favorable, the Company may have higher gross margins when products incorporating inventory that were previously written down are sold.

Property and equipment

The Company records all property and equipment at cost less accumulated depreciation.  Improvements are capitalized while repairs and maintenance costs are expensed as incurred.  Depreciation is calculated using the straight-line method over the estimated useful life of the assets or the lease term, whichever is shorter.  Leasehold improvements include the cost of the Company’s internal development and construction department.  Depreciation periods are as follows:

    Computer equipment 3 years
    Furniture and fixtures 7 years

Intangible assets

ASC 350 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of ASC 350. This standard also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment. As of December 31, 2012 and 2011, the Company recorded $0 and $0 of impairment of its intangible assets.

The Company's intangible assets consist of the costs of filing and acquiring various patents and trademarks. The trademarks are recorded at cost. The Company determined that the trademarks have an estimated useful life of approximately 11 years and will be reviewed annually for impairment. Amortization will be recorded over the estimated useful life of the assets using the straight-line method for financial statement purposes. The Company commenced amortization during March 2011.

Stock based compensation

The Company records stock-based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

F-9

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Revenue recognition

Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectability is probable. Sales are recorded net of sales discounts.

As of December 31, 2012 and 2011, the Company had deferred revenue of $75,000 and $182,991. The Company received deposits on orders for products and did not ship the products out as of December 31, 2012 and 2011 and therefore the revenue was not earned during the years ended December 31, 2012 and 2011.

Advertising and marketing costs

The Company expenses all costs of advertising as incurred. Advertising costs included in general and administrative expenses totaled $323,331 and $144,909 for the years ended December 31, 2012 and 2011, respectively.

Income taxes

The Company is treated as a partnership for federal income tax purposes and does not incur income taxes for the period from inception (December 3, 2010) to February 8, 2013, when the Company was domiciled from a California limited liability company to a Nevada corporation. During the period from inception (December 3, 2010) to February 8, 2013, its earnings and losses are allocated to and reported on the individual returns of the shareholder’s tax returns. Accordingly, no provision for income tax is included in the financial statements as of December 31, 2012 and 2011.

Loss per common share

Net loss per share is provided in accordance with ASC Subtopic 260-10. We present basic loss per share (“EPS”) and diluted EPS on the face of the statements of operations.  Basic EPS is computed by dividing reported losses by the weighted average shares outstanding. Loss per common share has been computed using the weighted average number of common shares outstanding during the year.

New recent pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. There are no new accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and marketing. As a result, the Company incurred accumulated net losses from inception (December 3, 2010) through the period ended December 31, 2012 of $3,045,362. In addition, the Company’s development activities since inception have been financially sustained through capital contributions from a shareholder.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock or through debt financing and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

F-10

NOTE 3 – INVENTORY

The following is a summary of inventories:

	December 31,
	2012	2011
Raw materials	$ 84,193	$ 8,943
Finished goods	74,418	60,820
	$ 158,611	$ 69,763

NOTE 4 – FIXED ASSETS

The following is a summary of fixed assets:

	December 31,
	2012	2011
Computer equipment	$ 7,807	$ 3,454
Furniture and fixtures	5,279	1,872
Fixed assets, total	13,086	5,326
Less: accumulated depreciation	(2,617)	(849)
Fixed assets, net	$ 10,469	$ 4,477

Depreciation expense for the years ended December 31, 2012 and 2011 was $1,768 and $849, respectively.

Repairs and maintenance expense for the years ended December 31, 2012 and 2011 was $3,488 and $0, respectively.

NOTE 5 – ASSET PURCHASE AGREEMENT

In March 2011, the Company purchased assets from Dajomi Brands, LLC. The assets acquired included vehicles, inventory and intangible assets. The Company made a deposit of $29,800 on the asset purchase agreement in 2010. During the year ended December 31, 2011, the Company issued a total of 10,939,698 shares of common stock valued at $109,397 and cash totaling $37,211 to settle the purchase of the asset.

Amortization expense for the years ended December 31, 2012 and 2011 was $15,737 and $12,437, respectively. As of December 31, 2012 and 2011, the Company had $0 and $0 in impairment of the asset, respectively.

NOTE 6 – NOTES PAYABLE

On October 19, 2012, the Company executed a secured promissory note with a third party for $500,000. The note is secured by all of the Company’s accounts receivables. For the first 90 days, the loan bears 0% interest and the remaining term of the agreement interest is at 0.5% per month. All interest payments must be made in the form of equity securities. As of the maturity date of October 19, 2013, 12 months from the original issue date, the outstanding principal and interest shall be converted into 8.0637% of the total issued and outstanding common stock of the Company. On December 14, 2012, the Company converted the entire amount of principal into 13,000,000 shares of common stock.

On December 28, 2012, the Company sold 10 units of debentures for $12,500 per unit. Each unit consisted of a debenture with a value of $12,500 with interest at 12% per annum and 16,250 shares of common shares. The principal amount with accrued and unpaid interest was due four months from the closing date of the offering. In the event of default, the interest rate would increase to 24% per annum with monthly payments of default interest only. The Company issued 162,500 shares of common stock in December 2012. As of December 31, 2012, the Company owed $125,000 to an investor net of a debt discount of $6,250.

NOTE 7 – LINE OF CREDIT – RELATED PARTY

On November 15, 2011, the Company executed a revolving credit line with a related party for up to $150,000. The related party was an entity that is owned and controlled by an officer of the Company. The unsecured line of credit bears interest at 30% per annum with principal due on December 31, 2012 and monthly interest only payments.

On November 15, 2012, the lender agreed to increase the credit line up to $200,000 from $150,000, original line of credit executed on November 15, 2011, extend the maturity date to March 31, 2013 and to decrease the interest rate to 15% per annum.

F-11

On December 19 and December 20, 2012, the Company entered into promissory notes with a related party totaling $100,000. The related party is an entity that has a shareholder of the company. The unsecured promissory notes bear interest at 0% per annum with principal due on December 19 and December 20, 2013.

As of December 31, 2012, the Company has received a total of $265,000 from related party and incurred a total of $41,303 interest expense for the year ended December 31, 2012, of which the Company paid $39,166. As of December 31, 2012, the accrued interest was $3,336.

As of December 31, 2011, the Company has received a total of $100,000 from related party and incurred a total of $3,699 interest expense for the year ended December 31, 2011, of which the Company paid $2,500.

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 10,000,000 shares of $0.00001 par value preferred stock. As of December 31, 2012 and 2011, no shares of preferred stock have been issued. The Company is authorized to issue 200,000,000 shares of $0.00001 par value common stock. The Company has 164,545,762 and 58,652,628 issued and outstanding shares of common stock as of December 31, 2012 and 2011, respectively.

On December 3, 2010, the Company issued 38,725,000 shares of common stock for cash of $387.

During the period from inception (December 3, 2010) to December 31, 2010, the Company received a total contributed capital of $45,356.

On March 17, 2011, the Company issued 10,939,698 shares of common stock, valued at $109,397, as part of the asset purchase agreement with Dajomi Brands, LLC. (See Note 5)

On May 28, 2011, the Company issued 500,000 shares of common stock for compensation valued at $5,000. The shares were valued using the fair value of the common stock.

On June 1, 2011, the Company issued 3,214,366 shares of common stock for compensation valued at $32,144. The shares were valued using the fair value of the common stock.

On June 15, 2011, the Company issued 2,508,235 shares of common stock for compensation valued at $25,082. The shares were valued using the fair value of the common stock.

On July 7, 2011, the Company issued 2,765,329 shares of common stock for compensation valued at $27,653. The shares were valued using the fair value of the common stock.

During the year ended December 31, 2011, the Company received a total of $725,334 contribution from stockholder and paid a total of $92,163 to the stockholder as distribution.

On January 1, 2012, the Company issued a total of 88,830,634 shares of common stock for compensation valued at $888,306. The shares were valued using the fair value of the common stock.

On December 17, 2012, the Company issued 13,000,000 shares of common stock for a conversion of debt totaling $500,000. The shares were valued using the fair value of the common stock. (See Note 6)

On December 20, 2012, the Company issued 3,900,000 shares of common stock for cash totaling $150,000.

On December 28, 2012, the Company issued 162,500 shares of common stock as part of a debenture and was valued at $6,250. The shares were valued using the fair value of the common stock. (See Note 6)

During the year ended December 31, 2012, the Company received a total of $608,561 contribution from stockholder and paid a total of $638,062 to the stockholder as distribution.

F-12

NOTE 9 – RELATED PARTY TRANSACTIONS

Employment agreement with John Grdina

On December 20, 2010, the Company executed a five year employment agreement with John Grdina, Chief Executive Officer, and effective January 1, 2011 through December 31, 2015. The annual base salary is as follows:

Years Ended December 31,	Annual Base Salary
2011	$ 250,000
2012	300,000
2013	350,000
2014	450,000
2015	550,000
Total	$ 1,900,000

In addition, Mr. Grdina has an automobile allowance of $18,000 per year, a fuel allowance of $3,600 per year and a health insurance allowance of $4,200 per year. Mr. Grdina can elect to extend his employment agreement for additional one year terms with an annual increase in base salary of 20% per year.

The employment agreement also has bonuses based on performance of the Company and the amounts are as follows:

Gross Sales Per Year	Bonus Amount
$1.0M - $2.5M	$ 50,000
$2.5M - $5.0M	200,000
$5.0M - $7.5M	350,000
$7.5M - $10.0M	500,000
$10.0M - $15.0M	700,000
$15.0M - $25.0M	900,000
More than $25.0M	4% of Gross Sales

The bonus payments are due no later than 75 days after the end of the Company’s fiscal year.

In the event, the Company does not make timely payments of salary; the interest on the unpaid amount will be 1% per month.

On January 1, 2012, the Company issued 75,519,000 shares of common stock as a bonus to Mr. Grdina as part of his employment agreement. The fair value of the shares was $755,190.

During the year ended December 31, 2012, the Company recorded executive compensation totaling $375,800 and interest expense totaling $30,980. As of December 31, 2012, the Company has accrued payroll to Mr. Grdina of $445,952 and accrued interest payable of $44,968.

Employment agreement with John Grdina

During the year ended December 31, 2011, the Company recorded executive compensation totaling $275,800 and interest expense totaling $13,988. As of December 31, 2011, the Company has accrued payroll to Mr. Grdina of $200,240 and accrued interest payable of $13,988.

Consulting agreement with Sean Stephenson

On June 1, 2011, the Company executed a consulting agreement with Sean Stephenson, Chief Operation Officer, and effective June 1, 2011 through December 31, 2015. The annual base salary is $100,000 with a bonus program that is yet to be determined. Additionally, Mr. Stephenson received 3,214,366 shares of common stock, valued at $32,144 and will continue to earn additional shares equal to 1% of the outstanding common stock at the end of each year of service. In the event, the consulting agreement is terminated during the term of the agreement; Mr. Stephenson will forfeit 50% of the shares and return them to the Company.

On January 1, 2012, the Company issued 5,911,634 shares of common stock as a bonus to Mr. Stephenson as part of his employment agreement. The fair value of the shares was $59,116.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

On May 2, 2012, the Company executed a lease agreement for a period of 39 months with a monthly base rent of $750 plus estimated common area maintenance and HVAC charges of $1,230. The Company was required to pay a security deposit of $2,186.

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The future minimum lease payments are as follows:

Years Ended December 31,
2012	$ 15,840
2013	23,760
2014	23,760
2015	13,860
Total	$ 77,220

During the year ended December 31, 2012, the Company had rent expense of $12,030.

NOTE 11 – SUBSEQUENT EVENTS

During January 2013, the Company received an additional $20,000 advance on the line of credit – related party.

On February 8, 2013, the Company was domiciled from a California limited liability company to a Nevada corporation.

On February 8, 2013, the Company executed a revolving line of credit for up to $120,000 with an entity that is controlled by an officer and shareholder. The line of credit is due upon demand and bears interest at 0%.

During February 2013, the Company received advance of $61,000. During March 2013, the Company received advance of $81,200. The Company is negotiating with the lender to increase the amount of the line of credit.

On March 18, 2013, the Company entered into an acquisition agreement and plan of merger with Noho, Inc., an entity that is controlled by the officer of the Company.  Upon closing, Noho, Inc. intends to issue 12,713,763 shares of common stock in exchange for 100% of the Dolce Bevuto, Inc.  The closing occurred on April 1, 2013.

On April 17, 2013, the United States District Court for the Eastern District of North Carolina entered an Order Entering Default Judgment against Dolce Bevuto, LLC, a wholly owned subsidiary of the Company (“DB”), in favor of The Pantry, Inc. (the “Plaintiff”) in the matter of The Pantry, Inc. v. Dolce Bevuto, LLC, Civil Action No, 5:12-CV-00764. Plaintiff alleged that DB owed Plaintiff a total of $92,325 for accounts to be paid under a funding agreement entered into by and between DB and the Plaintiff. The Company intends to pursue all available remedies, at law and in equity, to appropriately respond to the Court’s order.

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